Exhibit 99.1
News Release
FOR IMMEDIATE RELEASE
Melanie Gretzon
Director, Corporate Services
Merge Healthcare
414.977.4000
ir@mergehealthcare.com
Media Contact:
Beth Frost-Johnson
Senior Vice President, Marketing
Merge Healthcare
414.977.4000
bfrost@mergehealthcare.com
MERGE HEALTHCARE ANNOUNCES FINANCIAL RESULTS FOR THE
SECOND QUARTER OF 2007 AND FILING OF ITS RESTATED 2006 FORM
10-K AND FIRST QUARTER 2007 10-Q
Milwaukee, WI, December 28, 2007 - Merge Technologies Incorporated, d.b.a. Merge Healthcare (NASDAQ: MRGE; TSX: MRG), today announced financial results for the second quarter and six month periods ended June 30, 2007. In addition, the Company announced that it has filed with the Securities and Exchange Commission the Company’s restated financial statements for the years ended December 31, 2006, 2005 and 2004 included in the 2006 Form 10-K and the restated financial statements for the three months ended March 31, 2007 and 2006 included in the first quarter 2007 10-Q.
Second Quarter Results:
For the second quarter ended June 30, 2007, revenue totaled $14.0 million compared to $31.4 million in the second quarter ended June 30, 2006 and $15.9 million in the first quarter ended March 31, 2007, representing a 55% and a 12% decrease, respectively. Revenue for the second quarter of 2006 included $11.6 million of revenue from contracts signed in previous quarters for which the revenue had been deferred due to delays in delivery of the required product functionality until the second quarter of 2006.
Operating loss for the second quarter ended June 30, 2007 was $10.7 million compared to an operating loss of $209.9 million in the second quarter ended June 30, 2006 and $10.2 million in the first quarter ended March 31, 2007. The operating loss for the second quarter of 2006 includes a charge of $214.1 million for goodwill impairment. Adjusted operating loss for the second quarter ended June 30, 2007 was $5.4 million compared to income of $9.4 million in the second quarter ended June 30, 2006 and a loss of $4.2 million in the first quarter ended March 31, 2007.

The net loss for the second quarter of 2007 totaled $10.7 million, or $0.32 per share, compared to a net loss of $211.0 million, or $6.27 per share, in the second quarter of 2006 and a net loss of $9.7 million, or $0.29 per share, in the first quarter of 2007. During the second quarter of 2006, the Company recognized a goodwill impairment charge of $214.1 million, or $6.36 per share.
Six Month Results:
For the six months ended June 30, 2007, revenue totaled $29.9 million compared to $47.6 million in the six months ended June 30, 2006, a decrease of 37%. Revenue for the first six months of 2006 included $11.5 million of revenue from contracts signed in previous quarters for which the revenue had been deferred due to delays in delivery of the required product functionality until the second quarter of 2006.
Operating loss for the six months ended June 30, 2007 was $20.9 million compared to an operating loss of $217.4 million for the six months ended June 30, 2006 which includes a goodwill impairment charge of $214.1 million. Adjusted operating loss for the six months ended June 30, 2007 was $9.7 million compared to income of $7.2 million for the six months ended June 30, 2006.
The net loss for the first six months of 2007 totaled $20.5 million, or $0.60 per share, compared to a net loss of $216.3 million, or $6.43 per share, for the first six months of 2006. During the first six months of 2006, the Company recognized a goodwill impairment charge of $214.1 million, or $6.37 per share.
Bookings:
Bookings for the three month and six month periods ended June 30, 2007 totaled approximately $10 million and $30 million, respectively. Bookings is defined by the Company as the total value of all contracts signed during a quarter and excludes any value attributed to related maintenance other than the first year of post-contract customer support (PCS). Bookings for the six months ended June 30, 2007 included 4 contracts in excess of $1 million and 21 contracts with new customers. Comparative figures for the prior periods are not available as the Company did not begin disclosing bookings until the quarter ended December 31, 2006.
Third Quarter Financial Results:
The Company currently anticipates filing its quarterly report on Form 10-Q for the three month period ended September 30, 2007 in January of 2008 and will conduct a conference call to review the third quarter results and provide an update on the Company’s business operations and strategy following the release of its financial statements. On December 20, 2007, the Company’s management and audit committee concluded that all, or substantially all, of our goodwill has been impaired, thus leading to a non-cash goodwill impairment charge during the three months ended September 30, 2007. The Company is currently working with an independent valuation consultant to finalize our assessment of the fair value of our goodwill and our other indefinite lived assets. As soon as possible following completion of this assessment, the Company will file its third quarter Form 10-Q and an announcement will be made as to the date of this call as soon as the details are known. As previously disclosed in the Company’s press release on October 29, 2007, bookings for the quarter ended September 30, 2007 are expected to be approximately $9 million and the cash balance on September 30, 2007 was approximately $22 million.
# # #

GAAP versus Non- GAAP Presentation
Merge Healthcare provides adjusted operating income, adjusted net income and adjusted earnings per share in this press release as additional information regarding the Company’s operating results. The measures are not in accordance with, or an alternative for, GAAP and may be different from non-GAAP operating income, non-GAAP net income and non-GAAP earnings per share measures used by other companies. The Company believes that this presentation of adjusted operating income, adjusted net income and adjusted earnings per share provides useful information to investors regarding additional financial and business trends relating to the Company’s financial condition and results of operations. This release should be read in conjunction with our Form 8-K earnings release and our quarterly report on Form 10-Q filings for the quarter ended June 30, 2007.
The non-GAAP adjusted operating income, adjusted net income and adjusted earnings per share exclude the impact of stock option expense under SFAS 123(R), depreciation and amortization, non-recurring legal and accounting costs associated with our restatement and various lawsuits, goodwill impairment, reduction in force and duplication of effort costs. Results prepared in accordance with U.S. GAAP are reconciled with non-GAAP results excluding the impact of these adjustments. A full reconciliation of our GAAP financial measures to non-GAAP adjustments is included in the supplemental attachment to this release.
# # #

About Merge Healthcare
Merge Healthcare is a developer of medical imaging and clinical software applications and developmental tools that are on the forefront of medicine. We develop medical imaging software solutions that support end-to-end business and clinical workflow for radiology department and specialty practices, imaging centers and hospitals. Our software technologies accelerate market delivery for our OEM customers, while our end-user solutions improve our customers’ productivity and enhance the quality of the patient experience. For additional information, visit our website at www.mergehealthcare.com.
Cautionary Notice Regarding Forward-Looking Statements
This announcement may include forward-looking statements within the meaning and subject to the protections of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. When used in this announcement, the words “will,” “believes,” “intends,” “anticipates,” “expects” and similar expressions of the future are intended to assist you in identifying such forward-looking statements. Such forward-looking statements include, among others, statements regarding: the timing of our filing of our SEC reports and our potential goodwill impairment. Any number of factors could cause the actual results to differ from the results contemplated by such forward-looking statements, including, but not limited to: market acceptance and performance of the Company’s new products and services, including the Company’s teleradiology product and services; delay in the offering of the Company’s teleradiology product and services; the Company’s ability to attract and retain qualified radiologist consultants; risks and effects of the past and current restatement of financial statements of the Company and other actions that may be taken or required as a result of such restatements; the Company’s ability to generate sufficient cash from operations to meet future operating, financing and capital requirements; the Company’s inability to timely file reports with the Securities and Exchange Commission; risks associated with the Company’s inability to meet the requirements of The NASDAQ Stock Market for continued listing, including possible delisting; costs, risks and effects of legal proceedings and investigations, including the formal investigation being conducted by the Securities and Exchange Commission and class action, derivative, and other lawsuits; the uncertainty created by and the adverse impact on relationships with customers, potential customers, suppliers and investors potentially resulting from, and other risks associated with, the changes in the Company’s senior management; the impact of competitive products and pricing; continued negative effects of the DRA (Deficit Reduction Act of 2005); risks related to regulatory and other legal compliance with applicable health care laws, regulations, government agency pronouncements and judicial and quasi-judicial rulings; limited acceptance of digital modalities and RIS-PACS and workflow technologies; the Company’s ability to integrate acquisitions; changing economic conditions; credit and payment risks associated with end-user sales; the Company’s dependence on major customers; the Company’s dependence on key personnel; and other risk factors detailed in the Company’s filings with the Securities and Exchange Commission. You should not place undue reliance on forward-looking statements, since the statements speak only as of the date that they are made. We do not have, or undertake any obligation to, publicly update, revise or correct any of the forward-looking statements after the date of this announcement, or after the respective dates on which such statements otherwise are made, whether as a result of new information, future events or otherwise. This announcement should be read in conjunction with the risk factors, financial information and other information contained in the filings that the Company makes and previously has made with the Securities and Exchange Commission.

MERGE TECHNOLOGIES INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30,	December 31,
	2007	2006
	(unaudited)
Current assets:
Cash	$29,708	$45,945
Accounts receivable, net	16,981	16,427
Inventory	2,588	2,164
Prepaid expenses	2,054	1,660
Deferred income taxes	196	196
Other current assets	1,082	812

Total current assets	52,609	67,204

Property and equipment, net	4,089	3,940
Purchased and developed software, net	14,652	16,628
Other intangibles, net	8,371	9,511
Goodwill	124,231	124,231
Other	13,828	13,361

Total assets	$217,780	$234,875

Current liabilities:
Accounts payable and other accrued liabilities	$10,313	$10,857
Accrued wages	5,072	6,162
Income taxes payable	—	4,398
Deferred revenue	20,751	18,686

Total current liabilities	36,136	40,103

Deferred income taxes	502	502
Deferred revenue	2,770	3,712
Income taxes payable	5,358	—
Other	330	633

Total liabilities	45,096	44,950

Total shareholders’ equity	172,684	189,925

Total liabilities and shareholders’ equity	$217,780	$234,875

MERGE TECHNOLOGIES INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
Net sales
Software and other	$6,693	$18,643	$14,863	$28,167
Services and maintenance	7,343	12,794	15,047	19,410

Total net sales	14,036	31,437	29,910	47,577
Cost of sales
Software and other	1,445	4,716	3,442	6,376
Services and maintenance	3,450	3,789	6,970	7,475
Amortization	1,633	1,068	2,695	2,345

Total cost of sales	6,528	9,573	13,107	16,196

Gross margin	7,508	21,864	16,803	31,381
Operating costs and expenses:
Sales and marketing	4,654	5,233	9,387	10,454
Product research and development	5,412	4,839	10,795	9,682
General and administrative	6,900	6,389	14,439	12,274
Goodwill impairment, restructuring and other expenses	209	214,124	1,006	214,146
Depreciation and amortization	1,034	1,142	2,036	2,184

Total operating costs and expenses	18,209	231,727	37,663	248,740

Operating loss	(10,701)	(209,863)	(20,860)	(217,359)
Other income (expense)	(28)	459	424	1,135

Loss before income taxes	(10,729)	(209,404)	(20,436)	(216,224)
Income tax expense (benefit)	11	1,615	25	115

Net loss	$(10,740)	$(211,019)	$(20,461)	$(216,339)

Net loss per share — basic	$(0.32)	$(6.27)	$(0.60)	$(6.43)

Weighted average number of common shares outstanding — basic	33,915	33,638	33,900	33,636

Net loss per share — diluted	$(0.32)	$(6.27)	$(0.60)	$(6.43)

Weighted average number of common shares outstanding — diluted	33,915	33,638	33,900	33,636

MERGE TECHNOLOGIES INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
RECONCILIATION OF GAAP TO NON-GAAP RESULTS
(in thousands, except per share data)
(Unaudited)

	Three Months Ended June 30, 2007						Three Months Ended June 30, 2006
	GAAP	Adjustments				Non-GAAP	GAAP	Adjustments			Non-GAAP
Net sales
Software and other	$6,693					$6,693	$18,643				$18,643
Services and maintenance	7,343					7,343	12,794				12,794

Total net sales	14,036	—				14,036	31,437	—			31,437
Cost of sales
Software and other	1,445					1,445	4,716				4,716
Services and maintenance	3,450	(211)	(a	) (e)		3,239	3,789	(135)	(a	)	3,654
Amortization	1,633	(1,633)	(b	)		—	1,068	(1,068)	(b	)	—

Total cost of sales	6,528	(1,844)				4,684	9,573	(1,203)			8,370

Gross margin	7,508	1,844				9,352	21,864	1,203			23,067
Operating costs and expenses:
Sales and marketing	4,654	(331)	(a	)		4,323	5,233	(235)	(a	)	4,998
Product research and development	5,412	(365)	(a	) (e)		5,047	4,839	(321)	(a	)	4,518
General and administrative	6,900	(1,484)	(a	) (c	) (e)	5,416	6,389	(2,263)	(a	) (c)	4,126
Goodwill impairment, restructuring and other expenses	209	(209)	(d	)		—	214,124	(214,124)	(d	) (f)	—
Depreciation and amortization	1,034	(1,034)	(b	)		—	1,142	(1,142)	(b	)	—

Total operating costs and expenses	18,209	(3,423)				14,786	231,727	(218,085)			13,642

Operating loss	(10,701)	5,267				(5,434)	(209,863)	219,288			9,425
Other income (expense)	(28)					(28)	459				459

Loss before income taxes	(10,729)	5,267				(5,462)	(209,404)	219,288			9,884
Income tax expense (benefit)	11	—	(h	)		11	1,615	1,394	(g	)	3,009

Net loss	$(10,740)	$5,267				$(5,473)	$(211,019)	$217,894			$6,875

Net loss per share — basic	$(0.32)					$(0.16)	$(6.27)				$0.20

Weighted average number of common shares outstanding — basic	33,915					33,915	33,638				33,638

Net loss per share — diluted	$(0.32)					$(0.16)	$(6.27)				$0.20

Weighted average number of common shares outstanding — diluted	33,915					33,915	33,638				33,638

(a)	Adjustments represent stock compensation expense recorded during each of the periods. Total stock option expense recorded for the three months ended June 30, 2007 and 2006 was $1,362 and $545 pre-tax, respectively. Because stock option expense is determined in significant part by the trading price of our common stock and the volatility thereof, over which we have no direct control, the impact of such expense is not subject to effective management by us. Thus, we have excluded the impact of this expense from adjusted non-GAAP results.

(b)	Adjustments represent depreciation and amortization of property and equipment, capitalized development costs, including write-offs, as well as purchased technology and customer relationships amortization as a result of prior acquisitions. Depreciation and amortization are commonly excluded from non-GAAP net income by companies in our industry due to the non-cash nature of the expense and, therefore, we exclude these costs to provide more relevant and meaningful comparisons of our operating results to that of our competitors and to provide a better indicator of our cash earnings or loss.

(c)	Adjustments represent legal and accounting costs associated with our prior restatement, class action, derivative and other related lawsuits. We have excluded $869 and $2,409 of these costs during the three months ended June 30, 2007 and 2006, respectively, because they do not correlate to the ongoing expenses of our core operations.

(d)	In conjunction with the restructuring initiative implemented during the fourth quarter of 2006, we incurred additional severance costs and related stay-bonuses during the three months ended June 30, 2007. We have excluded the impact of these costs from our non-GAAP results because they do not correlate to the ongoing expenses of our core operations. For the three months ended June 30, 2006 we have excluded costs of $29 that relate to restructuring and other related charges.

(e)	In conjunction with the restructuring initiative implemented during the fourth quarter of 2006, we incurred costs during the three months ended June 30, 2007 from duplication of effort related to employees terminated during this initiative, but that for transition purposes, have remained employed during the second quarter of 2007. These costs are primarily attributable to these employees’ salaries, outside of their termination benefits. The adjustment for the three months ended June 30, 2007 totaled $160. We have excluded the impact of these costs from our non-GAAP results because they do not correlate to the ongoing expenses of our core operations.

(f)	Adjustment relates to a $214,095 goodwill impairment charge recorded during the three months ended June 30, 2006. We have excluded the impact of this cost from our non-GAAP results because they do not correlate to the ongoing expenses of our core operations.

(g)	Income tax effect on items (a) through (f), above.

(h)	No adjustment is required. There is no tax effect in this period due to the fact that there is a full valuation allowance on all tax assets and available net operating loss carryforwards.

MERGE TECHNOLOGIES INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
RECONCILIATION OF GAAP TO NON-GAAP RESULTS
(in thousands, except per share data)
(Unaudited)

	Six Months Ended June 30, 2007						Six Months Ended June 30, 2006
	GAAP	Adjustments				Non-GAAP	GAAP	Adjustments			Non-GAAP
Net sales
Software and other	$14,863					$14,863	$28,167				$28,167
Services and maintenance	15,047					15,047	19,410				19,410

Total net sales	29,910	—				29,910	47,577	—			47,577
Cost of sales
Software and other	3,442					3,442	6,376				6,376
Services and maintenance	6,970	(571)	(a	) (e)		6,399	7,475	(271)	(a	)	7,204
Amortization	2,695	(2,695)	(b	)		—	2,345	(2,345)	(b	)	—

Total cost of sales	13,107	(3,266)				9,841	16,196	(2,616)			13,580

Gross margin	16,803	3,266				20,069	31,381	2,616			33,997
Operating costs and expenses:
Sales and marketing	9,387	(619)	(a	) (e)		8,768	10,454	(626)	(a	)	9,828
Product research and development	10,795	(878)	(a	) (e)		9,917	9,682	(693)	(a	)	8,989
General and administrative	14,439	(3,395)	(a	) (c)	(e)	11,044	12,274	(4,293)	(a	) (c)	7,981
Goodwill impairment, restructuring and other expenses	1,006	(1,006)	(d	)		—	214,146	(214,146)	(d	) (f)	—
Depreciation and amortization	2,036	(2,036)	(b	)		—	2,184	(2,184)	(b	)	—

Total operating costs and expenses	37,663	(7,934)				29,729	248,740	(221,942)			26,798

Operating loss	(20,860)	11,200				(9,660)	(217,359)	224,558			7,199
Other income (expense)	424	—				424	1,135	—			1,135

Loss before income taxes	(20,436)	11,200				(9,236)	(216,224)	224,558			8,334
Income tax expense (benefit)	25	—	(h	)		25	115	2,811	(g	)	2,926

Net loss	$(20,461)	$11,200				$(9,261)	$(216,339)	$221,747			$5,408

Net loss per share — basic	$(0.60)					$(0.27)	$(6.43)				$0.16

Weighted average number of common shares outstanding — basic	33,900					33,900	33,636				33,636

Net loss per share — diluted	$(0.60)					$(0.27)	$(6.43)				$0.16

Weighted average number of common shares outstanding — diluted	33,900					33,900	33,636				33,636

(a)	Adjustments represent stock compensation expense recorded during each of the periods. Total stock option expense recorded for the six months ended June 30, 2007 and 2006 was $2,545 and $1,994 pre-tax, respectively. Because stock option expense is determined in significant part by the trading price of our common stock and the volatility thereof, over which we have no direct control, the impact of such expense is not subject to effective management by us. Thus, we have excluded the impact of this expense from adjusted non-GAAP results.

(b)	Adjustments represent depreciation and amortization of property and equipment, capitalized development costs, including write-offs, as well as purchased technology and customer relationships amortization as a result of prior acquisitions. Depreciation and amortization are commonly excluded from non-GAAP net income by companies in our industry due to the non-cash nature of the expense and, therefore, we exclude these costs to provide more relevant and meaningful comparisons of our operating results to that of our competitors and to provide a better indicator of our cash earnings or loss.

(c)	Adjustments represent legal and accounting costs associated with our prior restatement, class action, derivative and other related lawsuits. We have excluded $2,226 and $3,889 of these costs during the six months ended June 30, 2007 and 2006, respectively, because they do not correlate to the ongoing expenses of our core operations.

(d)	In conjunction with the restructuring initiative implemented during the fourth quarter of 2006, we incurred additional severance costs and related stay-bonuses during the six months ended June 30, 2007. We have excluded the impact of these costs from our non-GAAP results because they do not correlate to the ongoing expenses of our core operations. For the six months ended June 30, 2006 we have excluded costs of $51 that relate to restructuring and other related charges.

(e)	In conjunction with the restructuring initiative implemented during the fourth quarter of 2006, we incurred costs during the six months ended June 30, 2007 from duplication of effort related to employees terminated during this initiative, but that for transition purposes, have remained employed during the second quarter of 2007. These costs are primarily attributable to these employees’ salaries, outside of their termination benefits. The adjustment for the six months ended June 30, 2007 totaled $692. We have excluded the impact of these costs from our non-GAAP results because they do not correlate to the ongoing expenses of our core operations.

(f)	Adjustment relates to a $214,095 goodwill impairment charge recorded during the six months ended June 30, 2006. We have excluded the impact of this cost from our non-GAAP results because they do not correlate to the ongoing expenses of our core operations.

(g)	Income tax effect on items (a) through (f), above.

(h)	No adjustment is required. There is no tax effect in this period due to the fact that there is a full valuation allowance on all tax assets and available net operating loss carryforwards.

MERGE TECHNOLOGIES INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(Unaudited)

	Six Months Ended
	June 30,
	2007	2006
Cash flows from operating activities:
Net loss	$(20,461)	$(216,339)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	4,731	4,529
Provision for doubtful accounts receivable and sales returns, net of recoveries	383	130
Deferred income taxes	(197)	174
Stock-based compensation	2,556	1,922
Goodwill impairment charge	—	214,095
Change in assets and liabilities:
Accounts receivable	(937)	8,319
Inventory	(425)	(176)
Prepaid expenses	(392)	(91)
Accounts payable and other accrued liabilities	(847)	(142)
Accrued wages	(1,091)	(1,040)
Deferred revenue	1,123	(13,929)
Other	863	1,171

Net cash used in operating activities	(14,694)	(1,377)
Cash flows from investing activities:
Purchases of property, equipment and leasehold improvements	(1,038)	(549)
Purchased technology	—	(367)
Capitalized software development	(726)	(1,322)

Net cash used in investing activities	(1,764)	(2,238)
Cash flows from financing activities:
Proceeds from exercise of stock options and employee stock purchase plan	215	25

Net cash provided by financing activities	215	25
Effect of exchange rate changes on cash	6	1

Net decrease in cash	(16,237)	(3,589)
Cash and cash equivalents, beginning of period	45,945	64,278

Cash and cash equivalents, end of period	$29,708	$60,689